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                        Securities and Exchange Commission

                             Washington, D.C. 20549

                                  ___________

                                    FORM 8-K
                                  ___________


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  August 12, 1997


                     Level One Communications, Incorporated
              ___________________________________________________
             (Exact name of registrant as specified in its charter)


          California                    0-22068                33-0128224
     --------------------               -------                ----------
State or other jurisdiction of     Commission File Number      IRS Employer
      incorporation                                          Identification No.


                                9750 Goethe Road
                          Sacramento, California 95827
                        _______________________________
                    (Address of principal executive offices)


                                    916-855-5000
                                    ------------
                        (Registrant's telephone number,
                              including area code)

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Item 5.  Other Events.

     On August 12, 1997, the following press release was issued in connection with Level One Communications, Incorporated's proposed issuance of convertible subordinated notes:

"SACRAMENTO, Calif., Aug. 12/PRNewswire/ -- Level One Communications, Incorporated (Nasdaq: LEVL)(http://www.level1.com) announced on August 12, 1997,
                            ---------------------
that it intends, subject to market and other conditions, to raise $100 million (excluding the proceeds of over allotment option, if any) through a private offering of convertible subordinated notes within the United States to qualified institutional investors and outside the United States to non-U.S. investors.

"The Company stated that it intends to use the proceeds of the offering for general corporate purposes, including capital expenditures and working capital. In addition, the Company may apply a portion of the net proceeds to acquire complementary businesses, products and technologies, none of which has of yet been identified.

"The notes are expected to be convertible into shares of common stock and will have a seven year term. No other terms were disclosed.

"The securities to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws."
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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    LEVEL ONE COMMUNICATIONS, INCORPORATED



                    By:  /s/ John Kehoe
                         --------------
                        John Kehoe
                        Vice President and Chief Financial Officer

Dated:  August 13, 1997